Exhibit 107

CALCULATION OF FILING FEE TABLE

Registration Statement Form F-3

(Form Type)

Cellectis S.A.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title(1)	Fee Calculation Rule	Amount Registered(2)	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee

Fees to Be Paid	Equity	Ordinary Shares, €0.05 nominal value per share	Rule 457(c)	44,000,000(3)	$1.77(4)	$77,880,000	0.0001531	$11,923.43

	Total Offering Amounts					$77,880,000		$11,923.43

	Total Fees Previously Paid							—

	Total Fee Offsets							—

	Net Fee Due							$11,923.43

(1)

These ordinary shares, €0.05 nominal value per share (“Ordinary Shares”) may be represented by the Registrant’s American Depositary Shares, or ADS. Each ADS represents one Ordinary Share. ADSs issuable upon deposit of the Ordinary Shares registered hereby were registered pursuant to a separate Registration Statement on Form F-6 (File No. 333-202488).

(2)

Pursuant to Rule 416 under the Securities Act of 1933, as amended, this Registration Statement shall also cover such indeterminate number of Ordinary Shares as may be issuable with respect to the Ordinary Shares being registered hereunder by reason of any stock dividend, stock split, recapitalization or other similar transaction.

(3)

Consists of (i) 16,000,000 Ordinary Shares held by the Selling Shareholder, (ii) 10,000,000 Ordinary Shares issuable to the Selling Shareholder upon conversion of 10,000,000 Class A convertible preferred shares held by the Selling Shareholder, and (iii) 18,000,000 Ordinary Shares issuable to the Selling Shareholder upon conversion of 18,000,000 Class B convertible preferred shares held by the Selling Shareholder.

(4)

Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(c) of the Securities Act based upon the price of $1.77 per ADS, which was the average of the high and low prices of the ADS as reported on NASDAQ for January 13, 2025.